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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-87394) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan and the Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors, the Registration Statement (Form S-8 No. 33-95422) pertaining to the Veeco Instruments Inc. Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 33-95424) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan, the Registration Statement (Form S-8 No. 333-08981) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan and the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors, the Registration Statement (Form S-8 No. 333-35009) pertaining to the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors, the Registration Statement (Form S-8 No. 333-35011) pertaining to the Stock Option Agreements dated July 25, 1997 between Veeco Instruments Inc. and each of Esther J. Davenport and Roberto Constantakis and the Registration Statement (Form S-8 No. 333-79469) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan and the Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors of our report dated
February 10, 2000, with respect to the consolidated financial statements and schedule of Veeco Instruments Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                          /s/ ERNST & YOUNG LLP

Melville, New York
March 13, 2000